Exhibit 1.

Community Trust Bancorp, Inc.

"Community Banking . . . Our Franchise"

NASDAQ: CTBI

CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2004 Annual Report on Form 10-K Part I, Item 1. for additional information.

Corporate Profile

Total Assets	$2.8 billion
Total Loans	$2.1 billion
Total Deposits*	$2.4 billion
Total Equity	$254 million
Market Price to Book Value	1.8x
Market Price to Tangible Book Value	2.5x
Dividend Yield	3.38%
Total Market Capitalization on 2/1/2006	$525 million
2005 EPS	$2.31
2006 EPS Consensus Forecast	$2.43
P/E 12/05 Actual	14.76x
P/E 12/06 Consensus Forecast	13.79x

*Total Deposits include repurchase agreements.

Financial Data is as of December 31, 2005 unless otherwise noted.

Banking Franchise


Community Trust Bank Branch Office
Community Trust Bank Loan Production Office
Louisville
Lexington
Frankfort
Richmond
Owensboro
Bowling Green
Hopkinsville
KENTUCKY
WEST VIRGINIA
Charleston
Parkersburg
Morgantown
Huntington
Pikeville
Middlesboro
Corbin
London
Danville
Harrodsburg
Mount Vernon
Somerset
Florence

- Headquartered in Pikeville, KY
- 76 banking locations throughout Eastern and Central KY
- 5 banking locations in Southern WV
- 2 loan productions offices in Kentucky
- 5 trust offices across Kentucky

Market Analysis

Competitive Position

- CTBI is the largest bank holding company domiciled in Kentucky
- CTBI is the 7th largest bank in Kentucky in terms of deposit market share for all FDIC insured institutions
  - CTBI is #1 in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions

Economic Diversity

- Eastern Kentucky Region
  - Energy - coal and natural gas production
  - Tourism
  - Regional retail and legal center
  - Indirect lending
- Central Kentucky Region
  - Service based university cities
  - 1-4 family residential construction lending
  - Equine lending
  - Light manufacturing
  - Toyota manufacturing
- Northeastern Region
  - Light manufacturing
  - Agricultural base-cattle/tobacco
  - Coal distribution/mining
  - Electric power generation
  - Chemical production
- South Central Region
  - Tourism lending
  - Light manufacturing
  - Retail distribution hub

Organizational History
"Over a Century of Service"

1903	The Pikeville National Bank founded
1936	Pikeville National Bank & Trust Co. incorporated
1981	Formed Pikeville National Corporation
1987-2005	Acquired 14 banks and purchased 17 branches
1997	Changed name to Community Trust Bancorp, Inc.
1997-2002	Merged all banks into lead bank--Community Trust Bank, Inc.
Presently	Two operational subsidiaries

Organizational Structure


Community Trust Bancorp, Inc.
Pikeville, Kentucky
Community Trust Bank, Inc.
Pikeville, Kentucky
Community Trust and
Investment Company
Lexington, Kentucky

- **Community Trust Bank, Inc.**
  - **Regional market structure provides synergies**
- **Community Trust and Investment Company**
  - **Assets under Management $867.2 million**
  - **Includes CTB investment portfolio of $439.9 million**

Financial data is as of December 31, 2005

Executive Management Team

Name	Position	Banking Experience	Yrs. w/ CTBI
Jean R. Hale	Chairman, President and CEO	36 years	36
Mark A. Gooch	CTB President and CEO	24 years	24
Tracy E. Little	CTIC President and CEO	31 years	2
Kevin J. Stumbo	EVP/Controller	18 years	10
Steven E. Jameson	EVP/Risk Manager	20 years	1
James J. Gartner	EVP/Chief Credit Officer	37 years (17 at OCC)	3
James B. Draughn	EVP/Operations	11 years	11
Michael S. Wasson	EVP/Central Ky Pres.	34 years	5
Richard W. Newsom	EVP/E Ky Pres.	27 years	27
Ricky Sparkman	EVP/S Central Pres.	20 years	11
Larry W. Jones	EVP/Northeast Pres.	37 years	3

102 Years of Increasing Investment Return

- Initial public offering 1981
- 12 stock splits
- 9 stock dividends, most recent on December 15, 2004
- 25 years of consecutive increases in cash dividends
- 5-year compound growth rate of cash dividends 11.8%
- Recognized by Mergent, Inc. as 2003 Dividend Achiever

Our Operational Philosophy Supports Our Mission

- Executive Management and Board of Director Commitment to Corporate Governance
- Local Market Presidents
- Decentralized decision making
- Centralized operations
- Specialized product offerings
- Maximized use of technology

2005
Key Strategic Initiatives

2005 Growth of our Franchise

- Acquisition of Heritage Community Bank of Danville, KY on June 10, 2005
  - Total assets $85 million
  - Purchase price 1.3 X Book
  - Expected to be accretive during 1st year
- Branches
  - Paintsville (Johnson County) – opened 1st quarter
  - Leestown Road (Lexington) – opened 3rd quarter
  - Allen (Floyd County) – opened 4th quarter
  - Sir Barton Road-Hamburg Place (Lexington) – under construction – 1st quarter 2006
- Other expansion opportunities


It's Back!!!
HOOPS®
Certificate of Deposit
You'll have a ball!
Stop by your local branch for more information. Visit our website at www.ctbi.com to locate the branch nearest you.
Community Trust® Bank
building communities...built on trust®
Member FDIC
$2,500.00 minimum deposit. HOOPS® CD is available through November 10, 2005. Substantial penalty for early withdrawal.

- Volume varies as needs vary:
  - 2002 $146,828,000
  - 2003 $ 92,856,000
  - 2004 $136,240,000
  - 2005 $195,331,000

Financial Highlights

Performance Summary

	2005	2004	2003
Earnings Per Share (basic)	$2.31	$2.09	$1.95
Return on Average Assets	1.22%	1.22%	1.16%
Net Interest Margin	4.03%	4.05%	3.76%
Efficiency Ratio	56.83%	58.25%	59.17%
Nonperforming Loans	1.02%	1.06%	0.97%
Net Charge-offs	0.37%	0.35%	0.48%
As a % of Average Assets:			
Noninterest Income	1.19%	1.33%	1.46%
Noninterest Expense	2.79%	2.93%	2.84%

Earnings Per Share



$1.45
$1.83
$1.95
$2.09
$2.31
$2.45
2001
2002
2003
2004
2005
2006*

- 7th consecutive year of increased EPS
- Earnings per share increased 10.5% in 2005
- 10.4% compound growth rate for earnings per share for the past five years

*2006 is stated corporate goal

Net Income


(in millions)
$22.3
$27.6
$28.9
$31.0
$34.4
$36.4
2001
2002
2003
2004
2005
2006*

2005 performance drivers

- Loan and deposit growth
- Increased net interest income
- Stable noninterest income
- Noninterest expense control
- Improved asset quality

*2006 is stated corporate goal

Revenues


(in millions)
5.7%
$106.9
$117.2
$121.0
$127.1
$136.7
$147.9
2001
2002
2003
2004
2005
2006*
Total Revenue
> 5-Year Compound Growth Rate

- Total revenue increased an average of 6.4% per year for the past five years
  - 2005 revenues increased 7.6%

*2006 is stated corporate goal

Noninterest Income

and as a % of Total Revenue


(in millions)
$23.8
$27.9
$36.4
$33.9
$33.5
$34.9
32%
26%
21%
15%
2001
2002
2003
2004
2005
2006*
Noninterest Income
% of Total Revenue

- **Noninterest revenue as a percent of total revenue year ended 12/31/2005 was 24.2%, a decrease from prior year's 26.0%**
  - **Increases in both deposit and loan fees**
  - **Mortgage loan activity changes**
  - **Decrease in securities gains**
  - **Increase in brokerage revenue**
  - **Increase in trust revenue**

*2006 is stated corporate goal

Net Interest Revenue



(in millions)
$83.1
$89.3
$84.6
$93.2
$103.2
$113.0
2001
2002
2003
2004
2005
2006*

- **Net interest revenue increased 10.7% during 2005**
  - **Interest income increased 22.8%**
  - **Interest expense increased 53.2%**

*2006 is stated corporate goal

Net Interest Margin



3.77%
4.02%
3.76%
4.05%
4.03%
2001
2002
2003
2004
2005

- Net interest margin decreased only 2 basis points from prior year
  - Yield on interest earning assets increased 57 basis points
  - Cost of interest bearing funds increased 74 basis points
  - Average interest bearing deposits including repurchase agreements increased 7.0% during 2005 while noninterest bearing deposits increased 11.5%

Net Noninterest Expense

& as a % of Average Earning Assets



(in millions)
$41.2
$39.4
$34.4
$40.7
$45.1
$48.6
1.90%
1.70%
1.50%
2001
2002
2003
2004
2005
2006*
Net Noninterest Expense
% of Earning Assets

Noninterest Expense & Efficiency Ratio



(in millions)
$64.9
$67.3
$70.7
$74.6
$78.6
$83.4
62%
60%
58%
56%
54%
2001
2002
2003
2004
2005
2006*
Noninterest Expense
Efficiency Ratio

*2006 is stated corporate goal

Total Assets



(in billions)
$2.50
$2.49
$2.47
$2.71
$2.85
$2.92
2001
2002
2003
2004
2005
2006*

- Total assets increased 5.2% during 2005 to $2.85 billion
  - Internal growth $51.2 million
  - Acquisition growth $88.9 million

*2006 is stated corporate goal

Total Loans


(in billions)
$1.71
$1.63
$1.74
$1.90
$2.11
$2.32
2001
2002
2003
2004
2005
2006*

*2006 is stated corporate goal

Loan Portfolio Mix


December 31, 2005
Consumer 20%
Comm R/E 37%
R/E Mortgage 28%
Comm Other 15%

Total Deposits

(including Repurchase Agreements)



(in billions)
$2.21
$2.18
$2.16
$2.23
$2.38
$2.46
2001
2002
2003
2004
2005
2006*

*2006 is stated corporate goal

Deposit Mix

December 31, 2005



Repurchase Agreements 6%
Noninterest Bearing 19%
Other Time 5%
NOW 1%
CDs <$100K 27%
MMDA 16%
Savings 9%
CDs >$100K 17%

Net Charge-offs
as a % of average loans


0.65%
0.63%
0.48%
0.35%
0.37%
2001
2002
2003
2004
2005

Nonperforming Loans
as a % of total loans


1.97%
1.39%
0.97%
1.06%
1.02%
2001
2002
2003
2004
2005

Loan Loss Reserve
as a % of net loans


1.38%
1.42%
1.42%
1.42%
1.40%
2001
2002
2003
2004
2005

Concentrations of Credit

as a % of Total Loans



December 31, 2005
3.0%
4.0%
2.4%
1.8%
5.6%
2.7%
2.9%
Agricultural
Apartments & Rental Housing
Coal Mining & Support
Floorplans
Hotel/Motel
Non-Residential Real Estate Rental
Single Family Construction

2005 Scorecard

	2005 Actuals	2005 Goals
Net Income	$34.4 million	$33.4 million
Earnings Per Share	$2.31	$2.26
Return on Average Assets	1.22%	1.21%
Return on Average Equity	13.98%	13.52%
Loan Growth	10.77%	10.99%
Deposit Growth	6.59%	5.31%
Efficiency Ratio	56.83%	56.99%
As a % of Average Assets:		
Noninterest Revenue	1.19%	1.21%
Noninterest Expense	2.79%	2.87%

Investor Return

Dividends Per Share



$0.61
$0.65
$0.75
$0.87
$0.98
$1.04
2001
2002
2003
2004
2005
2006*

- Cash dividends per share increased an average 12.7% annually during the last 5 years
- 2005 cash dividends increased 12.6%
- December 31, 2005 cash dividend yield 3.38%

*2006 is stated corporate goal

Comparison to Russell 2000 Index *of small cap companies*



Return to Investors
December 31, 2005
4.56%
-1.94%
22.13%
17.53%
8.23%
26.44%
9.27%
14.74%
1-Year
3-Year
5-Year
10-Year
Russell 2000
CTBI

- 3-, 5-, and 10-year total returns annualized

Comparison of 5 Year Cumulative Total Return

among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks



$400
$300
$200
$100
$0
2000
2001
2002
2003
2004
2005
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Bank Stocks

- **An investment in CTBI stock on December 31, 2000 would have outperformed the NASDAQ composite and the NASDAQ bank stock at December 31, 2005**

2006
Key Strategic Initiatives

2006
Performance Goals

Net Income	$36.4 million
Earnings Per Share	$2.45
Loan Growth	$208 million
Deposit Growth	$83 million
Total Asset Growth	$71 million
Efficiency Ratio	56.44%

2006
Operational Initiatives

Plans being executed to attain our 2006 corporate goals

- Internal growth of core banking businesses
- Continued expansion of trust and brokerage services
- Expansion through new branches and acquisitions
- Improve management and customer information
- Continued expansion of profitable product lines

2006
Operational Challenges

Major impacts on 2006 corporate goals

- Loan growth
- Asset quality
- Net interest margin
- Noninterest income
- Profitable deposit growth

In Summary—Why CTBI

- History of Solid Investor Returns
  - Consistent growth in dividends
- Positive Financial Trends
  - 7th consecutive year of earnings growth
- Community Banking Strategy
  - Centralized processing with decentralized decision making
- Expansion into Faster Growing Markets
- Strong Experienced Management Team

Community Trust Bancorp, Inc.

"Building Communities . . .
Built on Trust"